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                                                                    Exhibit 23.2

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors

Paper Warehouse, Inc.

    We consent to the use of our report included herein and to the references to our firm under the headings "Selected Financial and Operating Data" and "Independent Public Accountants" in the prospectus.

                                                       /s/ KPMG Peat Marwick LLP

Minneapolis, Minnesota
October 1, 1997